Allianz Life Insurance Company of New York
[1633 Broadway, 42nd Floor [Administrative Office:
New York, NY 10019-6708] PO Box 59060
[800.624.0197] Minneapolis, MN 55459-0060]
Individual Flexible Purchase Payment Variable and Index-Linked Deferred
Annuity Contract
Purchase Payments we receive for this contract accumulate to provide Annuity Payments or an incidental Death Benefit. This is a variable annuity contract with Contract Value increasing or decreasing depending on the experience of the Variable Account and Index Options. Investment in the contract may result in a loss of Purchase Payments. This contract is nonparticipating, with no dividends payable. Benefits available under this contract are not less than those required by New York statute. This contract contains a provision allowing us to make an Index Option temporarily unavailable if, due to yield on investments or the availability or cost of hedging, we are unable to support the Minimum Cap or Trigger Rate on that Index Option. Additionally, this contract does not allow Index Options with a Term length exceeding six years.

THE INDEX RETURN MAY BE POSITIVE, NEGATIVE OR ZERO AND INVESTMENT IN THIS CONTRACT MAY RESULT IN A LOSS OF PRINCIPAL. IN SOME INSTANCES, THE POTENTIAL INVESTMENT LOSS FOR THIS PRODUCT MAY BE SIGNIFICANTLY GREATER THAN THE POTENTIAL INVESTMENT GAIN.

Signed for the Company at its home office on the Issue Date.

[ /s/ Gretchen Cepek                                           /s/ Eric J. Thomes]

 [Gretchen Cepek] [Eric J. Thomes]
[Secretary] [President]

RIGHT TO EXAMINE (NON-REPLACEMENT): This contract can be returned within 10 calendar days after you receive it. It can be mailed or delivered to either us or the financial professional who sold it. Return of this contract by mail is effective on being postmarked, properly addressed and postage paid. As of this date, we promptly refund an amount equal to the sum of (a) and (b) where (a) is the difference between the total Purchase Payments, including any fees or charges, less any Withdrawals, and the amounts, if any, allocated to the Allocation Options, and (b) is the value of the amounts allocated to the Allocation Options on the date you return the contract. This may be more or less than the Purchase Payments.

RIGHT TO EXAMINE (REPLACEMENT): If this contract is replacing another contract, this contract can be returned within 60 calendar days after you receive it. It can be mailed or delivered to either us or the financial professional who sold it. Return of this contract by mail is effective on being postmarked, properly addressed and postage paid. As of this date, we promptly refund the Contract Value, plus any fees or charges, after we, or the financial professional, receive the contract. This may be more or less than the Purchase Payments.

Variable Account expenses consist of Contract Charges and any Withdrawal Charges. These are shown on the Contract Schedule. The Variable Account, Contract Value, Transfers, Contract Charges, and Withdrawals sections are found on pages 8-13.

Purchase Payments may be subjected to limitations as specified on page 8.
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This is a legal contract between you and the Company. Read this contract carefully.

Table of Contents

Contract Schedule 3
Definitions4
Purchase Payments7
Variable Account8
Index Account8
Contract Value8
How the Variable Account Value increases and decreases8
Performance Lock10
Early Reallocation10
Transfers11
Suspension of Payments or Transfers11
Contract Charges11
Mortality and Expense Risk Charge11
Contract Maintenance Charge11
Withdrawals12
Full Withdrawal12
Partial Withdrawals12
Annuity Payments13
How Annuity Payments Begin13
How we calculate Annuity Payments14
Annuity Options14
Death Benefit14
Ownership17
General Provisions18

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Definitions

Some of the terms found in this contract are defined below. Additional terms are defined throughout this contract where they are used. Section titles, provision titles, and terms used on the Contract Schedule are also capitalized to help you easily recognize them.

We, Our, Us, and the Company
Allianz Life Insurance Company of New York. The terms We, Our, and Us may not be capitalized throughout this contract.

You, Your
The Owner of this contract. The terms You and Your may not be capitalized throughout this contract. The term “Contract Owner” may also be used to mean Owner in some endorsements or riders.

Accumulation Phase
The period of time beginning on the Issue Date and before you begin Annuity Payments. The Accumulation Phase ends on the earliest of the following.
•	The Business Day we process your request for a Full Withdrawal.
•	The Business Day before the Annuity Date.
•
The Business Day that the Service Center receives a Valid Claim from all the Beneficiaries upon the death of an Owner (or Annuitant if the Owner is a non-individual), unless this contract is continued by the deceased Owner’s Spouse.

Age
An individual’s age on the individual’s most recent birthday, unless otherwise specified.

Allocation Options
The Variable Option and Index Options available to you.

Annuitant
An individual whose Age determines the Annuity Payments under Annuity Options with lifetime Annuity Payments. You may be an Annuitant or you may name someone else. The Annuitant is shown on the Contract Schedule.

Annuity Date
The date Annuity Payments begin.

Annuity Phase
The period of time beginning on the Annuity Date during which we make Annuity Payments. The Annuity Phase terminates on the earliest of the following.
•	Under Annuity Option A, at the end of the guaranteed period.
•	Under Annuity Option B, the death of the Annuitant.
•	Under Annuity Option C, the death of the Annuitant and the end of the guaranteed period.
•	Under Annuity Options F and G, the death of the last surviving Joint Annuitant.

Authorized Request
A request that is received by the Service Center in good order within any timelines provided. A request is in good order if it is in the correct form, with any required certifications or guarantees.

Beneficiary
An individual or non-individual entitled to the Death Benefit under this contract.

Business Day
Each day on which the New York Stock Exchange is open for trading. Our Business Day ends when regular trading on the New York Stock Exchange ends, which is usually at 4:00 p.m. Eastern Time. We process any instructions received at or after the end of any Business Day on the next Business Day. If any calculations or Contract Charges fall on a day that is not a Business Day, they will be processed on the next Business Day, unless otherwise specified.

Buffer
A Buffer is the maximum negative Index Return that we will absorb. On the Issue Date, we declare a Buffer for each Index Option, and the Buffers will not change. The Buffers are shown on the Allocation Options Contract Schedule.
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Definitions continued from the previous page

Cap
A Cap is the maximum positive Performance Credit for an Index Performance Strategy Index Option. On each Term Start Date, we declare a Cap, if applicable, or that an Index Option is uncapped, and we guarantee it for the Term. If we declare that an Index Option is uncapped, there is no maximum positive Performance Credit for an Index Option on the Term End Date. Caps are shown on your Index Options statement and will never be less than the Minimum Cap shown on the Allocation Options Contract Schedule.

Cash Value
The Cash Value is equal to the Contract Value minus any Withdrawal Charges and any final Contract Charges.

Contract Anniversary
A twelve-month anniversary of the Issue Date or any subsequent twelve-month Contract Anniversary.

Contract Value
The Variable Account Value plus the Index Option Value(s). The Index Option Value is the value in a selected Index Option.

Contract Year
A period of 12 months. The first Contract Year begins on the Issue Date. Subsequent Contract Years begin on the Contract Anniversaries.

Determining Life (Lives)
The person(s) on whose life (lives) we base the Death Benefit. We determine the Determining Life (Lives) on the Issue Date.

On the Issue Date:
•	If this contract is solely owned, the Determining Life is the Owner.
•	If this contract is owned by a non-individual, the Determining Life is the Annuitant.
•	If this contract is jointly owned, the Determining Lives are the Joint Owners.

After the Issue Date, if a Determining Life (Lives) is no longer a Spouse of the Owner or Joint Owner, we will remove that person from this contract. If you add or change a Joint Owner, that person will become a Determining Life.

For jointly owned non-qualified contracts, if you establish a trust and change ownership to the trust, the prior Joint Owner who is not the Annuitant no longer qualifies as a Determining Life and we remove that person as such from this contract.

Index Anniversary
A twelve-month anniversary of the Index Effective Date or any subsequent twelve-month Index Anniversary.

Index Availability Period
The period of time between the Issue Date and when we can make certain Index Options temporarily unavailable.

Index Effective Date
The first day of the first Index Year. The Index Effective Date is shown on your Index Options statement. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary. However, it cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, or on a day that is not a Business Day, we change the Index Effective Date to be the next available Business Day.

Index Option Base
The value used to determine the dollar amount of the Performance Credit. We establish an Index Option Base for each Index Option.

Index Option Value
The value in a selected Index Option at the end of the Business Day. We establish an Index Option Value for each Index Option shown on the Allocation Options Contract Schedule.

Index Options
The Index Options available to you are shown on the Allocation Options Contract Schedule.
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Definitions continued from the previous page
Index Value
The value of an Index at the end of the Business Day.

Index Year
A period of 12 months. The first Index Year begins on the Index Effective Date. Subsequent Index Years begin on the Index Anniversaries.

Issue Date
The first day this contract is effective. The Issue Date is shown on the Contract Schedule.

Joint Annuitant
You can add a Joint Annuitant for the Annuity Phase by providing an Authorized Request. If a Joint Annuitant is added, we determine Annuity Payments using the Ages of both Joint Annuitants. We will not be liable for any actions we take before we receive an Authorized Request.

Joint Owner
Joint Owners have equal contract ownership rights and must authorize the exercise of these rights in writing, unless otherwise allowed by us. If Joint Owners are named, all references to Owner shall mean Joint Owners. There can only be two Joint Owners and they must be spouses.

Lock Date
The Business Day that we process an Authorized Request for a Performance Lock.

Maximum Annuity Date
The latest date by which Annuity Payments must begin. The Maximum Annuity Date is shown on the Contract Schedule.

Owner
A purchaser of this contract, who is entitled to the ownership rights described in this contract. Owners are shown on the Contract Schedule.

Payee
The individual or non-individual to whom we make Annuity Payments. Generally we require the Owner to be the Payee, but we allow you to name a different Payee to be one of the Allowed Payees shown on the Contract Schedule.

Participation Rate
A Participation Rate is a percentage of a positive Index Return used to calculate the Performance Credit for any Index Performance Strategy Index Options with a Participation Rate as indicated on the Allocation Options Contract Schedule. On each Term Start Date, we declare Participation Rates for these Index Options and guarantee them for that Term. Participation Rates are shown on your Index Options statement and will never be less than the Minimum Participation Rate shown on the Allocation Options Contract Schedule.

Performance Credit
The return you may receive on the Term End Date when you allocate to an Index Option(s).

Purchase Payment
Any payment you make that we accept into this contract. We do not accept Purchase Payments received on the same Business Day as a Full Withdrawal or Right to Examine Request.

Quarterly Contract Anniversary
A three-month anniversary of the Issue Date or any subsequent three-month Quarterly Contract Anniversary.

Service Center
The Administrative Office shown at the top of the first page of your contract.

Spouse
An individual who is recognized as a spouse under federal tax law.

Term
The period of time from the Term Start Date to the Term End Date. The Term length is shown on the Allocation Options Contract Schedule and may change as described in the Early Reallocation section.
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Definitions continued from the previous page

Term End Date
The day on which a Term ends. A Term End Date may only occur on an Index Anniversary.

Term Start Date
The day on which a Term begins. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary, except as provided in the Early Reallocation section.

Trigger Rate
The return you may receive on the Term End Date when you allocate to an Index Precision Strategy Index Option or Index Dual Precision Strategy Index Option. On each Term Start Date, we declare Trigger Rates and guarantee them for the Term. Trigger Rates are shown on your Index Options statement and will never be less than the Minimum Trigger Rate shown on the Allocation Options Contract Schedule.

Valid Claim
An Authorized Request of the Death Benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us. Due proof of death is required only if we have not already received it.

Variable Account Value
The value of the Variable Option.

Variable Option
The Allocation Option available under the Variable Account. The Variable Option is shown on the Allocation Options Contract Schedule. No additions, eliminations, or substitutions of Variable Options will be made unless prior approval is obtained from the New York State Department of Financial Services. A Variable Option will always be available on an Index Anniversary under this contract.

Purchase Payments

Initial Purchase Payment
The Initial Purchase Payment is all Purchase Payments we receive on the Issue Date and is shown on the Contract Schedule. The Initial Purchase Payment cannot be greater than the Maximum Total Purchase Payments shown on the Contract Schedule.

Additional Purchase Payments
Additional Purchase Payments are Purchase Payments we receive during the Accumulation Phase and before the first Valid Claim. Additional Purchase Payments must be greater than or equal to the Minimum Additional Purchase Payment shown on the Contract Schedule. Each Index Year during the Accumulation Phase, total Purchase Payments cannot be greater than the total amount of Purchase Payments received before the first Quarterly Contract Anniversary. You may submit Additional Purchase Payments up to that amount for the remainder of the first Index Year. Total Purchase Payments cannot be greater than the Maximum Total Purchase Payments.

No Default
This contract is not in default if you do not make Additional Purchase Payments.

Allocation of Purchase Payments
If the Issue Date is also the Index Effective Date, on the Issue Date we allocate Purchase Payments to one or more of the Allocation Options according to your allocation instructions. If the Issue Date is not the Index Effective Date, on the Issue Date we allocate Purchase Payments to the Variable Option until the Index Effective Date. Any Additional Purchase Payments received after the Issue Date but before the Index Effective Date will also be allocated to the Variable Option. On the Index Effective Date, we will then allocate your Contract Value and any Additional Purchase Payments received before the end of the Business Day among your selected Allocation Options according to your allocation instructions.
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Allocation of Purchase Payments (continued)
Except as provided in the Early Reallocation section, we will place any Additional Purchase Payments we receive after the Index Effective Date in the Variable Option until the next Index Anniversary. The Additional Purchase Payments held in the Variable Option remain subject to the investment performance of the Variable Option as described in the Contract Value section, and will be reduced by any Withdrawals and applicable Contract Charges. On the next Index Anniversary, we will allocate the Additional Purchase Payments remaining in the Variable Option and any Additional Purchase Payments we receive before the end of the Business Day on the Index Anniversary among your selected Allocation Options according to your allocation instructions. If the Index Anniversary is not a Business Day, we must receive the Additional Purchase Payments before the end of the Business Day prior to the Index Anniversary.

Your allocation instructions must comply with the Allocation Guidelines shown on the Contract Schedules.

Variable Account

The Variable Account is shown on the Allocation Options Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account will be credited to or charged against such account without regard to other income, gains, and losses of the Company. The assets of the Variable Account, equal to reserves and other liabilities of this contract and all other contracts issued through the Variable Account, will not be charged with liabilities arising out of any other business we may conduct. We will maintain, in the Variable Account, assets with a value at least equal to the amounts accumulated in accordance with the Variable Account’s applicable agreements and reserves for annuities in the course of payment that vary with the investment experience of the Variable Account.

The Variable Account assets are placed into subaccount(s) which invest in the Variable Option.

Index Account

The Index Account is shown on the Allocation Options Contract Schedule. The Index Account is an unregistered, non-unitized, non- insulated separate account. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. We will maintain, in the Index Account, assets with a value at least equal to the amounts accumulated in accordance with the Index Account’s applicable agreements and reserves for annuities.

Contract Value

How the Variable Account Value increases and decreases
The Variable Account Value increases and decreases based on Purchase Payments, Transfers, Withdrawals (including any Withdrawal Charges), the deduction of Contract Charges, and the investment performance of the Variable Option.

We place Purchase Payments you allocate to the Variable Option into a subaccount of the Variable Account. We use Accumulation Units to account for all amounts allocated to or withdrawn from a subaccount as a result of Purchase Payments, Withdrawals (including any Withdrawal Charges), Transfers, or the deduction of Contract Charges. We determine the Variable Account Value by multiplying the number of subaccount Accumulation Units by the subaccount’s Accumulation Unit Value and then adding these results together.

Number of Accumulation Units
On the Issue Date, the number of Accumulation Units in a subaccount is equal to the Initial Purchase Payment amount allocated to the subaccount, divided by the subaccount’s Accumulation Unit Value.

At the end of each Business Day, we adjust the number of Accumulation Units in a subaccount as follows. Additional Purchase Payments and Transfers into a subaccount will increase the number of Accumulation Units. Withdrawals (including any applicable Withdrawal Charges), Transfers out of a subaccount, and the deduction of any Contract Charges except the Mortality and Expense Risk Charge will decrease the number of Accumulation Units. The change in the number of Accumulation Units is equal to the net amount allocated to or deducted from the subaccount, divided by the subaccount’s Accumulation Unit Value.
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Contract Value continued from the previous page

Accumulation Unit Value
We arbitrarily set the initial Accumulation Unit Value for a subaccount. At the end of each Business Day for a subaccount, we multiply the Accumulation Unit Value at the end of the prior Business Day by the percentage change in price of a Variable Option since the prior Business Day. The percentage change in price includes the market performance of the Variable Option and any assessed Mortality and Expense Risk Charge.

How we calculate Index Option Values
On the first Term Start Date, the Index Option Value and Index Option Base for each Index Option are equal to the amount of any Purchase Payments and Transfers into the Index Option.

At the end of each Business Day other than the Term Start Date or Term End Date, the Index Option Value is equal to the Index Option Base plus its Daily Adjustment. We establish a Proxy Value to calculate the Daily Adjustment. The Proxy Value is determined on each Business Day based on the value of a hypothetical set of put and call options as determined by an option pricing formula. The Daily Adjustment is calculated before we process any Partial Withdrawal (including any Withdrawal Charges) or deduct any Contract Charges using the Index Option Base, the current Proxy Value, and the Proxy Value as of the Term Start Date.

At the end of each Business Day other than a Term End Date, after the Daily Adjustment has been applied, we reduce each Index Option Value by the dollar amount withdrawn from the Index Option, including any Withdrawal Charge and any applicable Contract Charges. We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

On each Term End Date, we calculate the Index Option Value for each Index Option(s) by applying its associated Performance Credit to its Index Option Base. If the Term End Date is not a Business Day, we calculate the Performance Credit on the next Business Day.

On each Term End Date, we determine the Index Return for each Index Option. The Index Return is the Index Value for the Term End Date, minus the Index Value from the Term Start Date, divided by the Index Value from the Term Start Date. If the Term Start Date or Term End Date is not a Business Day, we use the Index Value on the next Business Day.

For the Index Performance Strategy Index Options, if the Index Return multiplied by the Participation Rate, if applicable, is positive and greater than or equal to the Cap for an Index Option, then the Performance Credit for the Index Option is equal to the Cap. If the Index Return multiplied by the Participation Rate, if applicable, is positive, but less than the Cap, or if we declare an Index Performance Strategy Index Option is uncapped, then the Performance Credit for that Index Option is equal to the Index Return multiplied by the Participation Rate, if applicable. If the Index Return is zero or negative, but within or equal to the Buffer, then the Performance Credit for that Index Option is zero. If the Index Return is negative and extends beyond the Buffer, then the Performance Credit for that Index Option is equal to the Index Return plus the Buffer.

For the Index Precision Strategy Index Options, if the current Index Value is equal to or greater than its value on the Term Start Date, then the Performance Credit is the Trigger Rate. If the Index Return is negative but within or equal to the Buffer, then the Performance Credit for the Index Option is zero. If the Index Return is negative and extends beyond the Buffer, then the Performance Credit for the Index Option is equal to the Index Return plus the Buffer.

For the Index Dual Precision Strategy Index Options, if the Index Return is positive, zero, or negative but within or equal to the Buffer, then the Performance Credit is the Trigger Rate. If the Index Return is negative and extends beyond the Buffer, then the Performance Credit for the Index Option is equal to the Index Return plus the Buffer.

For each Index Option that receives a Performance Credit, we multiply its Performance Credit by its Index Option Base. This result is then added to its Index Option Base. We then set each Index Option Value equal to its Index Option Base.

Finally, on each Term End Date, for each Index Option we:
•	Increase its Index Option Value and Index Option Base by the amount of any Additional Purchase Payments and Transfers into the Index Option received that day;
•	Reduce its Index Option Value and Index Option Base by the amount transferred out of the Index Option; and
•	Reduce its Index Option Value and Index Option Base for Withdrawals (including any Withdrawal Charge) and any applicable Contract Charges.
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Performance Lock

We process an Authorized Request to exercise a Performance Lock on the Lock Date based on the Index Option Value at the end of the Business Day, which includes the Daily Adjustment. The Lock Date may not be a Term End Date. If you exercise a Performance Lock, you may receive less than what you would have received as a Performance Credit on the Term End Date and you may receive less than the full protection of the Buffer, if applicable.

Once an Index Option Value has been locked:
•	The locked Index Option will not receive a Performance Credit on the Term End Date;
•	You cannot unlock a locked Index Option; and
•
The Index Option Value will not change until the earlier of the Business Day that we approve your Early Reallocation Request as described in the Early Reallocation section, or the Index Anniversary that occurs on or immediately after the Lock Date, unless it is reduced for Withdrawals (including any corresponding Withdrawal Charges) or any Contract Charges.

On the Index Anniversary that occurs on or immediately after the Lock Date, we will unlock the Index Option Value, set the Index Option Base equal to the Index Option Value, and a new Term will begin for that Index Option.

Early Reallocation

You may reallocate amounts in the Variable Option into the available Index Option(s) before the next Index Anniversary if you provide an Early Reallocation Request. You may also reallocate a locked Index Option into the same or a new Index Option(s) (if available) to begin a new Term if you provide an Early Reallocation Request. You must provide an Early Reallocation Request before the end of the last Business Day before the Early Reallocation Cutoff, if applicable. The Early Reallocation Cutoff is shown on the Allocation Options Contract Schedule. You may reallocate amounts in the Variable Option or a locked Index Option Value subject to the Early Reallocation Maximum shown on the Allocation Options Contract Schedule. The Early Reallocation Request may include reallocation instructions to reallocate from more than one locked Index Option and the Variable Option. Once you have met the Early Reallocation Maximum, you will not be able to reallocate amounts in the Variable Option or a locked Index Option for the remainder of the Index Year. Early Reallocation is not allowed before the Index Effective Date.

We process the Early Reallocation Request to reallocate amounts in the Variable Option or a locked Index Option Value and begin the new Term Start Date at the end of the Business Day that we receive your Authorized Request for Early Reallocation. The new Term Start Date will be the Business Day that we process your Early Reallocation Request. The new Term is equal to the period of time between the new Term Start Date and your next Index Anniversary, plus the Term length for your selected destination Index Option shown on the Allocation Options Contract Schedule. Index Options with a stated Term length of six years may not be selected as a destination upon execution of an Early Reallocation. On the Term Start Date, the Index Option Base is equal to the Index Option Value. The Index Option Value includes any amount reallocated from the Variable Option, if applicable.

When an Early Reallocation is executed, the Minimum Early Reallocation Caps and Trigger Rates for the new Index Option will be greater than or equal to the Minimum Caps and Trigger Rates shown on the Allocation Options Contract Schedule. These Minimum Early Reallocation Caps and Trigger Rates will increase proportionately to the increase in Term length of the new Index Option relative to the Term length listed on the Allocation Options Contract Schedule. Minimum Early Reallocation rates will also be greater than or equal to the rates determined through linear interpolation of the minimum guaranteed rates provided under New York Insurance laws and regulations.
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Transfers

During the Accumulation Phase, you can transfer all or a part of the Contract Value in an Allocation Option into another Allocation Option by providing an Authorized Request. Except as provided in the Early Reallocation section, transfers from the Variable Option to the Index Options can only occur on the Index Effective Date and on subsequent Index Anniversaries by providing an Authorized Request. Transfers from the Index Options to the Variable Option can only occur on an Index Anniversary by providing an Authorized Request.

We will send you a letter at least 30 days in advance of each Index Anniversary notifying you of your upcoming Index Anniversary. When renewal Caps, Trigger Rates and Participation Rates, if applicable, are declared on your Index Anniversary, you have the option of staying in your current Allocation Option or moving to another permitted Allocation Option, subject to the limitations included within this Transfer section. If you take no action to move to another permitted Allocation Option, and if the Allocation Options to which you are allocated remain available, you will stay in your current Allocation Options and automatically become subject to the renewal Caps, Trigger Rates and Participation Rates, if applicable, until the next Term Start Date.

All Transfers are subject to the following.
•	We may limit transfers until the end of the Right to Examine period.
•	Any Transfer request must comply with the Allocation Guidelines shown on the Contract Schedule.

Suspension of Payments or Transfers
We may suspend or postpone Transfers or payments for Withdrawals to or from the Variable Account for any period when:
•	The New York Stock Exchange is closed, other than customary weekend and holiday closings.
•	Trading on the New York Stock Exchange is restricted.
•
An emergency, as determined by the Securities and Exchange Commission, exists as a result of which disposal of the Variable Option shares held in the Variable Account are not reasonably practicable or we cannot reasonably value the Variable Option’s net asset value.

•	During any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Contract Charges

Mortality and Expense Risk Charge
Each Business Day during the Accumulation Phase, we deduct a Mortality and Expense Risk Charge from the Variable Option’s assets. The Mortality and Expense Risk Charge does not apply to the Index Options. The Mortality and Expense Risk Charge is an annualized rate that is calculated on a daily basis as a percentage of the Variable Option’s net asset value. The net asset value is the price of an underlying Variable Option. The Mortality and Expense Risk Charge is shown on the Contract Schedule.

Contract Maintenance Charge
Your annual Contract Maintenance Charge is shown on the Contract Schedule. During the Accumulation Phase, we deduct the Contract Maintenance Charge from the Contract Value on the Contract Anniversary. If the Contract Anniversary is not a Business Day, we deduct the charge on the next Business Day. If you take a Full Withdrawal from your contract (other than on a Contract Anniversary), we deduct the Contract Maintenance Charge. We deduct the Contract Maintenance Charge proportionately from each Index Option and Variable Option.
The deduction of the Contract Maintenance Charge is not subject to a Withdrawal Charge and does not reduce the Withdrawal Charge Basis(es).

We waive this charge as follows:
•	During the Accumulation Phase if the Contract Value on the Contract Anniversary before we deduct any other Contract Charges is at least equal to the Contract Maintenance Charge Waiver Minimum.
•	During the Accumulation Phase if the Contract Value at the end of the last Business Day before you take a Full Withdrawal is at least equal to the Contract Maintenance Charge Waiver Minimum.
•	During the Annuity Phase.

The Contract Maintenance Charge Waiver Minimum is shown on the Contract Schedule.
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Withdrawals

During the Accumulation Phase and before the first Valid Claim, you can request a Full or Partial Withdrawal from this contract by providing an Authorized Request.

We pay the amount of any Withdrawal after receipt of an Authorized Request unless the Suspension of Payments or Transfers section of this contract is in effect.

Full Withdrawal
A Full Withdrawal is a request for the total Cash Value. We process a Full Withdrawal on the Business Day we receive an Authorized Request, based on the values at the end of the Business Day. This contract terminates upon a Full Withdrawal.

Partial Withdrawals
A Partial Withdrawal is a request for an amount less than the total Cash Value. Each Partial Withdrawal must be greater than or equal to the Minimum Partial Withdrawal shown on the Contract Schedule prior to the application of the Withdrawal Charge. When you request a Partial Withdrawal, the total Contract Value will decrease at the end of the Business Day by the amount you request, plus any Withdrawal Charge. We withdraw from your Contract Value an amount that, after application of any Withdrawal Charge to the amount withdrawn, will provide the amount you requested.

We deduct Partial Withdrawals proportionately from the Allocation Options. We deduct a Partial Withdrawal from the Contract Value at the end of the Business Day that we process the Withdrawal request.

If the Contract Value after a Partial Withdrawal and any Withdrawal Charge would be less than the Minimum Required Value shown on the Contract Schedule, we treat your request as a Full Withdrawal.

Withdrawal Charge
Upon a Full or Partial Withdrawal of this contract we assess a Withdrawal Charge. A Withdrawal Charge applies if any part of a Withdrawal comes from a Purchase Payment that is still within the Withdrawal Charge period. We assess the Withdrawal Charge for each Purchase Payment against its Withdrawal Charge Basis, which is equal to the amount of the Purchase Payment, less any portion of the Purchase Payment withdrawn (including any Penalty-Free Withdrawals), and less any Withdrawal Charges as outlined below. Penalty-Free Withdrawals include Withdrawals under the Free Withdrawal Privilege and Waiver of Withdrawal Charge Rider, and if applicable, withdrawals taken as a Required Minimum Distribution. We do not reduce the Withdrawal Charge Basis(es) for amounts we deduct to pay Contract Charges. If the Withdrawal Charge Basis is zero, we do not assess a Withdrawal Charge. For purposes of calculating any Withdrawal Charge we withdraw Purchase Payments on a first-in-first-out (FIFO) basis. We calculate the charge at the time of each Withdrawal and the total Withdrawal Charge is equal to the sum of the Withdrawal Charges for each Purchase Payment withdrawn. We take each Withdrawal from your contract in the following order.
1.
Purchase Payments that are beyond the Withdrawal Charge period shown in the Withdrawal Charge Percentages Table. These Purchase Payments no longer have a Withdrawal Charge Basis and are not subject to a Withdrawal Charge.

2.	Amounts that are available as Penalty-Free Withdrawals. These Withdrawals are not subject to a Withdrawal Charge, but do reduce the Withdrawal Charge Basis(es).
3.
Withdrawal Charge Basis(es) that are within the Withdrawal Charge period shown in the Withdrawal Charge Percentages Table on a FIFO basis. These Withdrawals are subject to a Withdrawal Charge, which is equal to the Withdrawal Charge Basis for the portion of each Purchase Payment being withdrawn multiplied by its applicable Withdrawal Charge percentage. The total Withdrawal Charge is equal to the sum of the Withdrawal Charges for each Withdrawal Charge Basis. These Withdrawals reduce the Withdrawal Charge Basis.

4.	Any contract earnings. This Withdrawal is not subject to a Withdrawal Charge and it does not reduce the Withdrawal Charge Basis.

The Withdrawal Charge Percentages Table is shown on the Contract Schedule. The Withdrawal Charge does not apply to Annuity Payments or Death Benefit payments.

Free Withdrawal Privilege
Each Contract Year you can take multiple Withdrawals up to the Free Withdrawal Amount shown on the Contract Schedule without incurring a Withdrawal Charge. Any unused Free Withdrawal Privilege in one Contract Year is not added to the Free Withdrawal Amount available in the next Contract Year. If you take a Full Withdrawal, we assess a Withdrawal Charge with no reductions for the Free Withdrawal Privilege.
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Required Minimum Distributions
If this contract is an Individual Retirement Annuity (IRA) or owned by a qualified retirement plan, you may be required by the Internal Revenue Code to take Required Minimum Distributions. To satisfy such requirement for this contract only, you may take a withdrawal as a Required Minimum Distribution by providing us an Authorized Request. Such withdrawal may not be greater than the Required Minimum Distribution of the current calendar year less any amount previously withdrawn as a Required Minimum Distribution or Partial Withdrawal. If you take a Required Minimum Distribution, it does reduce the Withdrawal Charge Basis(es), but it is not subject to a Withdrawal Charge. It will reduce your Free Withdrawal Amount and any other contract values accordingly. If you take a withdrawal and do not indicate through an Authorized Request that it is a Required Minimum Distribution, it will be treated as a Partial Withdrawal.

Annuity Payments

This contract provides for Annuity Payments.

How Annuity Payments Begin
You may begin Annuity Payments by providing an Authorized Request. If you do not begin Annuity Payments before the Maximum Annuity Date, we will begin Annuity Payments on the Maximum Annuity Date if the Contract Value on that date is greater than zero. Your requested Annuity Date must be on an Index Anniversary, and cannot be earlier than thirteen months after the Issue Date or later than the Maximum Annuity Date.

We make Annuity Payments according to the Annuity Option and payment frequency you select. You can select a monthly, quarterly, semi-annual, or annual payment frequency. We send Annuity Payments to the Payee. For Annuity Payments to begin, we may require that Annuity Payments be greater than or equal to the Minimum Annuity Payment shown on the Contract Schedule. If your selected payment frequency results in Annuity Payments that are less than the Minimum Annuity Payment, we will update your payment frequency to comply with the Minimum Annuity Payment requirement. If we are unable to satisfy the Minimum Annuity Payment requirement, we may ask you to select a different Annuity Option. If the Annuity Payments would not be greater than or equal to the Minimum Annuity Payment under any Annuity Option or payment frequency, we reserve the right to require you to take a Full Withdrawal and your contract will then terminate. In that situation, we do not assess any Withdrawal Charges on the Full Withdrawal.

Annuity Payments will be at least as favorable as those that would be provided by the application of the Contract Value to purchase any single premium immediate annuity contract offered at that time, for the same class of Annuitants, or, if we do not offer a single premium immediate annuity contract, Annuity Payments will be reasonable in relation to the market single premium immediate annuity rates.

If you do not select an Annuity Option or payment frequency, we make quarterly Annuity Payments, according to Option C – Life with a guaranteed period of 10 years.

We may require proof of the Age and gender of an Annuitant before making any Annuity Payments. During the Annuity Phase, you cannot change the Annuity Option or the payment frequency.
If a sole Owner dies during the Annuity Phase, and we are still required to make Annuity Payments under the terms of the selected Annuity Option, the Beneficiary(ies) becomes the Owner(s) of this contract. If a Joint Owner dies during the Annuity Phase, and we are still required to make Annuity Payments under the terms of the selected Annuity Option, the surviving Joint Owner becomes the sole Owner of this contract. Any remaining payments will continue at least as rapidly as under the method of distribution in effect at such Owner’s death.

Under Annuity Options B, F, and G, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel the Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to the surviving individual Owner, or the Beneficiary(ies) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.

Under Annuity Options A and C, if the Annuitant dies before the end of the selected guaranteed period, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving Owner, the last surviving Owner’s Beneficiary(ies), or to the last surviving Owner’s estate if there are no remaining or named Beneficiary(ies).
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How we calculate Annuity Payments
We calculate Annuity Payments on the Annuity Date using the Contract Value and current purchase rates for the Annuity Option you select. Current purchase rates cannot be less than the rates in the Guaranteed Purchase Rate Table shown on the Contract Schedule. The Guaranteed Purchase Rates are based on the Annuity Mortality Table and the Minimum Annual Annuity Payment Rate shown on the Contract Schedule. You may contact us at any time to get the current purchase rates that we would use if you were to begin Annuity Payments at that time.

Annuity Payments are equal to the Contract Value, divided by $1,000, and then multiplied by the applicable purchase rate for the Annuity Option you select. Annuity Payments will not change, unless as described in Annuity Option G – Joint and 2/3 Survivor.

Annuity Options
You may select an Annuity Option by Authorized Request.

Option A – Guaranteed Period
We make Annuity Payments for a guaranteed period of 10 years. At the end of the guaranteed period, Annuity Payments will terminate. The Guaranteed Purchase Rates for Option A are shown in Table 1 of the Contract Schedule.

Option B – Life
We will pay Annuity Payments as long as the Annuitant is living. The last Annuity Payment will be the one that is due before the Annuitant’s death. When the Annuitant dies, Annuity Payments will terminate. The Guaranteed Purchase Rates for select ages for Option B are shown in Table 2 of the Contract Schedule.

Option C – Life with a guaranteed period
We will pay Annuity Payments as long as the Annuitant is living. If the Annuitant dies before the end of the guaranteed period, Annuity Payments will continue until the end of the guaranteed period. At the end of the guaranteed period, Annuity Payments will terminate. The guaranteed period must be 5 or 10 years. The Guaranteed Purchase Rates for select ages for Option C are shown in Table 2 of the Contract Schedule.

Option F – Joint and survivor
You must name Joint Annuitants for this annuity option. We will pay Annuity Payments as long as either Joint Annuitant is living. The last Annuity Payment will be the one that is due before the last surviving Joint Annuitant’s death. When both Joint Annuitants have died, Annuity Payments will terminate. The Guaranteed Purchase Rates for select ages for Option F are shown in Table 3 of the Contract Schedule.

Option G – Joint and 2/3 survivor
You must name Joint Annuitants for this annuity option. We will pay Annuity Payments as long as both Joint Annuitants are living. After the death of one Joint Annuitant, two-thirds of the original Annuity Payment amount will continue as long as the surviving Joint Annuitant is living. The last Annuity Payment will be the one that is due before the last surviving Joint Annuitant’s death. When both Annuitants have died, Annuity Payments will terminate. The Guaranteed Purchase Rates for select ages for Option G are shown in Table 4 of the Contract Schedule.

Death Benefit

Who receives the Death Benefit
If the sole Owner dies during the Accumulation Phase, we pay the Death Benefit to the Beneficiary(ies).

If a Joint Owner dies during the Accumulation Phase, the surviving Joint Owner automatically becomes the sole primary Beneficiary, replacing all the Beneficiaries previously named, and we pay the Death Benefit to the surviving Joint Owner.

If the Owner is a non-individual and the Annuitant dies during the Accumulation Phase, we pay the Death Benefit to the Beneficiary(ies).

If a Beneficiary predeceases you, or you and a Beneficiary die simultaneously, that Beneficiary’s interest in this contract ends, unless your Beneficiary designation specifies otherwise. You and a Beneficiary are deemed to have died simultaneously if it is not established by clear and convincing evidence that either you or the Beneficiary survived the other individual by 120 hours.
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Who receives the Death Benefit (continued)
If there are no surviving primary Beneficiaries, we pay the Death Benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the Death Benefit to your estate or the Owner (if the Owner is a non-individual).

For multiple Beneficiaries, the surviving Beneficiaries share equally in the Death Benefit unless you specify unequal percentages. If you specify unequal percentages, the surviving Beneficiaries share the Death Benefit proportionately.

Death Benefit
During the Accumulation Phase, if you (the Owner, or Annuitant if the Owner is a non-individual) are the Determining Life and you die, or if you die within 120 hours of a Determining Life (Lives), we will pay the Traditional Death Benefit. The Traditional Death Benefit is equal to the greater of (a) or (b).
(a)	The Contract Value.
(b)	The total of all Purchase Payments received reduced proportionately by the percentage of Contract Value withdrawn as a Partial Withdrawal, including any Withdrawal Charge.
•	For a sole Beneficiary, we determine (a) and (b) at the end of the Business Day we receive a Valid Claim from the Beneficiary.
•
For multiple Beneficiaries, we determine (b) for each surviving Beneficiary’s portion of the Traditional Death Benefit at the end of the Business Day we receive the first Valid Claim from any one Beneficiary. We determine (a) for each surviving Beneficiary’s portion of the Traditional Death Benefit as of the end of the Business Day we receive the Beneficiary’s Valid Claim.

However, if you (the Owner, or Annuitant if the Owner is a non-individual) and the Determining Life (Lives) are different individuals:
•
If any Determining Life dies before you, we compare (a) and (b) determined at the end of Business Day we receive due proof of a Determining Life’s death. If (a) is less than (b), we increase (a) to equal (b). The difference between (b) and (a) will be placed in the Variable Option. The amount held in the Variable Option remains subject to the investment performance of the Variable Option as described in the Contract Value section, and will be reduced by any Withdrawals and applicable Contract Charges. Except as provided in the Early Reallocation section, on the next Index Anniversary, we then allocate the portion of the Death Benefit remaining in the Variable Option among your selected Allocation Options according to your allocation instructions.

•
If you die before any Determining Life, the Traditional Death Benefit ends, and the Death Benefit is each surviving Beneficiary’s portion of the Contract Value at the end of the Business Day we receive the Beneficiary’s Valid Claim.

Each Beneficiary’s portion of the Death Benefit remains in the Allocation Options until we receive the Beneficiary’s Valid Claim and we either pay the Death Benefit or we receive alternate allocation instructions from the Beneficiary. If any portion of the Death Benefit is in the Variable Option on an Index Anniversary, and previously was designated to be allocated to Index Options, we then allocate the portion of the Death Benefit remaining in the Variable Option among the selected Index Options (if available). Any portion of the Death Benefit allocated to the Variable Option that was not previously designated to be allocated to Index Options will remain invested in the Variable Option.

The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day that (a) and (b) are both zero.
•	The Business Day before the Annuity Date.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries, if the Determining Life is the Owner (or Annuitant if the Owner is a non-individual) or if the Determining Life dies simultaneously with the Owner.

•
Upon the death of a Determining Life, the end of the Business Day we receive an Authorized Request of due proof of the Determining Life’s death, if the Determining Life is no longer an Owner (or Annuitant if the Owner is a non-individual).

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner is no longer a Determining Life.

•	The Business Day that this contract terminates.

If the Traditional Death Benefit has ended during the Accumulation Phase and you (the Owner, or Annuitant if the Owner is a non- individual) die, each of your surviving Beneficiary(ies) will receive as a Death Benefit the Beneficiary’s portion of the Contract Value determined at the end of the Business Day we receive the Beneficiary’s Valid Claim.

Payment of the Death Benefit
We require a Valid Claim before we pay any Death Benefit.
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Continuation of this Contract by the Surviving Spouse
During the Accumulation Phase, the surviving Spouse of the deceased Owner who is a primary Beneficiary may choose to continue their portion of this contract as the sole Owner instead of receiving payment of the Death Benefit. Continuation may be elected by providing us a Valid Claim, and this continuation will be effective when we receive a Valid Claim.

If the surviving Spouse of the deceased Owner is a Joint Owner, the surviving Spouse is eligible to continue their portion of this contract as the sole Owner since the surviving Spouse Owner automatically becomes the sole primary Beneficiary of the deceased Owner.

If this contract is owned by a qualified retirement plan or an IRA held by a third party custodian, the surviving Spouse of the deceased Annuitant is eligible to continue this contract as the Annuitant through a direct rollover or transfer to his or her own IRA if the qualified retirement plan or IRA third party custodian is designated as the primary Beneficiary under this contract and the surviving Spouse is designated as the sole primary Beneficiary under the qualified retirement plan or IRA.

If a surviving Spouse continues this contract as the sole Owner, the surviving Spouse can exercise all ownership rights under this contract.

Death Benefit Payment Options
If death occurs during the Accumulation Phase, a Beneficiary must request that the Death Benefit be paid by one of the payment options below or with our written agreement under a payment option other than Option A, Option B or Option C listed below. We do not deduct the Contract Maintenance Charge when paying the Death Benefit.

Option A - A lump sum payment of the Death Benefit.

Option B - Deferral of payment of the Death Benefit for up to five years from the date of the death of any Owner. During the deferral period, the Beneficiary can make transfers within their portion of the contract among the Allocation Options. At the end of the fifth year, any remaining Death Benefit is paid in a lump sum. If you select Option B, we continue to assess the Mortality and Expense Risk Charge shown on the Contract Schedule, if applicable.

Option C - If the Beneficiary is an individual, payment of the Death Benefit as Annuity Payments under Annuity Options A, B, or C paid over the lifetime of the Beneficiary or the guaranteed period as applicable. For Annuity Option A, the guaranteed period can be less than 10 years. For purposes of this Option C, Annuity Payments do not have to begin on an Index Anniversary. With our written consent, other options may be available for payment over a period not extending beyond the life expectancy of the Beneficiary under which we continue to assess the Mortality and Expense Risk Charge shown on the Contract Schedule, if applicable. Distribution must begin within one year of the date of death of any Owner (or Annuitant if the Owner is a non-individual).

If a Death Benefit Payment Option is not selected, the default payment option is Option B.

Any Beneficiary’s portion of the Death Benefit not applied to Annuity Payments under an Annuity Option within one year of the date of the Owner’s death must be distributed within five years of the date of death.

If a Beneficiary requests a lump sum payment, and it is not paid within seven calendar days of receipt of a Valid Claim from the Beneficiary, we will pay interest from calendar day eight until the date of payment at the rate of interest currently paid by the Company on proceeds left under the interest settlement option, unless the Suspension of Payments or Transfers section in this contract is in effect.

In cases of multiple Beneficiaries, we will continue to assess any applicable Contract Charges after receiving the first Valid Claim from any one Beneficiary until there has been a complete distribution of the Death Benefit.
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Ownership

Assignment of this Contract
You can, by Authorized Request, assign or otherwise transfer specific rights under this contract during the Accumulation Phase and before the first Valid Claim. Upon receipt of the Authorized Request, we record the assignment, but we will not be responsible for the validity or effect of the assignment, including the tax consequences of such assignment. We will not be liable to the assignee for any actions we take or payments we make before we receive an Authorized Request of the assignment or transfer.

If you assign this contract, you can exercise your rights only with the written consent of the assignee. An assignment does not change the Annuitant or Beneficiary(ies). An assignment does not change any Determining Life, except as described under the definition of “Determining Life”. An assignment that is not an absolute assignment does not change the Owner.

Change of Ownership
You can, by Authorized Request, change ownership of this contract to a new Owner during the Accumulation Phase and before the first Valid Claim. Upon receipt of the Authorized Request, we record the change of ownership. We will not be responsible for the validity or effect of the change of ownership, including the tax consequences of such transfer. We will not be liable to the new Owner for any actions we take or payments we make before we receive an Authorized Request of the change of ownership.

A change of ownership does not change the Annuitant or Beneficiary(ies). A change of ownership does not change any Determining Life, except as described under the definition of “Determining Life”. The new Owner can request a change of Annuitant or Beneficiary by providing an Authorized Request.

Non-Individual Owners
If this contract is owned by a non-individual, then we treat the Annuitant as the Owner for purposes of determining the payment of any Death Benefit and determining when the Accumulation Phase ends. If the Annuitant dies on a non-individually owned contract, we pay the Death Benefit to the Beneficiary(ies) as described in “Who receives the Death Benefit”.

The term “non-natural Owner” may also be used to mean “non-individual Owner” in any endorsement and/or rider.

Change of Annuitant
For individually owned non-qualified contracts, you may, upon Authorized Request, change the Annuitant during the Accumulation Phase.

For solely owned individual contracts, where the sole Owner is not the Annuitant, the sole Owner automatically becomes the Annuitant if the Annuitant dies during the Accumulation Phase. The Owner may name another Annuitant at any time.

For jointly owned contracts, where neither Joint Owner is the Annuitant, the younger Joint Owner automatically becomes the Annuitant if the Annuitant dies during the Accumulation Phase. The Joint Owners may name another Annuitant at any time. If instead the deceased Annuitant was also a Joint Owner, and the surviving Joint Owner continues the Contract, the surviving Joint Owner automatically becomes the Annuitant and may name another Annuitant at any time.

For non-individually owned contracts, the Annuitant may not be changed, except as described in the Continuation of Contract by the Surviving Spouse provision.

An Annuitant change takes effect as of the date you signed the Authorized Request. We will not be liable for any actions we take or payments we make before the Service Center receives the Authorized Request.

Change of Beneficiary
You may, upon Authorized Request, change the Beneficiary(ies) subject to the following limitations.

For solely owned individual or non-individual contracts, you can change the Beneficiary(ies) at any time before an Owner’s death, if individually owned, or before an Annuitant’s death, if non-individually owned.

For jointly owned contracts, you may change the contingent Beneficiary(ies) at any time. Upon the first Joint Owner’s death, the surviving Joint Owner is the sole primary Beneficiary and cannot be changed.

An irrevocable Beneficiary must give written consent before we will change the Beneficiary.

If an estate is the Beneficiary, the estate must be the sole primary Beneficiary, unless the Spouse is the sole primary Beneficiary. If the Spouse is the sole primary Beneficiary, then an estate can be a contingent Beneficiary.
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Change of Beneficiary (continued)
A Beneficiary change takes effect as of the date you signed the Authorized Request. We are not liable for any actions we take or payments we make before the Service Center receives the Authorized Request.

General Provisions

Entire Contract
We have issued this contract in consideration of the Initial Purchase Payment. This contract and any attached amendments, riders, and endorsements are the Entire Contract.

All statements made by or for you are considered representations and not warranties.

Incontestability of this Contract
We will not contest this contract.

Misstatement of Age or Gender
After the Annuity Date, if there is a misstatement of the Age or gender of the Annuitant, we will recalculate the Annuity Payments based on the correct Age and gender. If the misstatement caused an underpayment, we pay the Payee the difference in one payment. If the misstatement caused an overpayment, we reduce the next payment by the amount of the difference. If the amount of the difference is larger than the next payment, we reduce the subsequent payment, and so on until the entire difference has been subtracted. If the future payments are insufficient to cover the difference, we bill the Payee for the amount due.

The annual interest rate to be used in the calculation of the adjustments for underpayments is 1%. There is no interest charged to any over payment.

Annual Report
At least once each calendar year during the Accumulation Phase, we send you a report that shows the number of Accumulation Units credited to this contract, the dollar value of each Accumulation Unit, the Index Option Values, the Contract Value, the Death Benefit amount, the Cash Value, and any fees or charges, including but not limited to Contract Charges and any other information required by law.

No Dividends are Payable
This contract is nonparticipating. This contract does not participate in our profits or surplus.

If an Index is Added
We may add an Index and send you and any assignee of record notice of the addition at your last known address.
If an Index is Discontinued or Renamed
If the publication of an Index is discontinued or if the calculation of an Index is changed substantially, we will seek regulatory approval to substitute a comparable Index. When we receive approval, we will send you and any assignee of record notice of the substitution at your last known addresses. If an Index is renamed, we will send you and any assignee of record notice of the new name.

If an Index Option is Temporarily Unavailable
We may make an Index Option temporarily unavailable if, due to yield on investments or the availability or cost of hedging, we are unable to support the Minimum Trigger Rate or Cap, or the Minimum Early Reallocation Trigger Rate or Cap, on that Index Option.

All Index Options may be made temporarily unavailable for Early Reallocation at any time. For Early Reallocation, at the time we can support the Minimum Early Reallocation Trigger Rate or Cap on a temporarily unavailable Index Option, we will make that Index Option available for Early Reallocation in your account on our website.

For other purposes, on the Issue Date, we declare current Index Options that we can and cannot make temporarily unavailable to you for reallocation on an Index Effective Date or Index Anniversary and these do not change. The Index Options that we can and cannot make temporarily unavailable on the Index Effective Date or an Index Anniversary are shown on the Allocation Options Contract Schedule.
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If an Index Option is Temporarily Unavailable (continued)
As shown on the Allocation Options Contract Schedule, certain Index Options can be made temporarily unavailable either immediately, or after the Index Availability Period elapses. If we make an Index Option temporarily unavailable for allocation on the Index Effective Date or an Index Anniversary, we will provide notice of the temporary unavailability and you will have the opportunity to change your allocation instructions to transfer any assets held in or destined for that temporarily unavailable Index Option into an available Allocation Option on the upcoming Term Start Date. Unless otherwise specified on the Allocation Options Contract Schedule, no Index Option will be made temporarily unavailable for reallocation on an Index Anniversary until the Index Availability Period has elapsed. Once the Index Availability Period has elapsed, an Index Option may be made temporarily unavailable on the upcoming Term Start Date, as applicable. The Index Availability Period is shown on the Allocation Options Contract Schedule.

On the Term Start Date, if an Index Option is temporarily unavailable, we transfer any assets held in or destined for that temporarily unavailable Index Option to the Variable Option. A Variable Option will always be available as an alternative to unavailable Index Options.

When we can support the Minimum Trigger Rate or Cap on a temporarily unavailable Index Option, the Index Option will be made available to you.

Who can make changes in this contract
Only our President together with our Secretary has the authority to make any changes to this contract. Any change must be in writing.

Taxes
Taxes paid to any governmental entity results in an amount equivalent to the tax being charged against the Contract Value.

We may establish a provision for federal income taxes, excise taxes or foreign withholding taxes not recovered if we determine, in our sole discretion, that we will incur such tax as a result of the operation or investment experience of the Variable Account. We may deduct from the Contract Value for any income taxes incurred as a result of the operation of the Variable Account.

We deduct any withholding taxes from any payment we make, as required by applicable law.

Protection of the Death Benefit
To the extent permitted by law, the Death Benefit will not be subject to claims of creditors.

Evidence of Survival
Where any benefits under this contract are contingent on a person being alive on a given date, we may require proof satisfactory to us that the condition has been met.

Termination
The contract terminates when:
•	the Accumulation Phase and/or the Annuity Phase terminates; and
•	if a Valid Claim has been received and all Death Benefit payments have been made.

The contract provisions that do not apply to our Annuity Payment obligations terminate on the Annuity Date.

Amendments
We may amend this contract to retain its qualification for treatment as an annuity, whether under state or federal law, including the following.
•	The Internal Revenue Code, as amended.
•	Internal Revenue Service Rulings and Regulations.
•	Any requirements imposed by the Internal Revenue Service.

We will obtain the New York State Department of Financial Services’ approval before we amend this contract. We will also obtain prior written consent of the Owner if any amendment reduces the rights or benefits under a previously issued contract.

Minimum Values
The minimum values for any cash surrender benefit and Death Benefit available under this contract are not less than those required by the state of New York.
L40538-01-NY

Allianz Life Insurance Company of New York
[1633 Broadway, 42nd Floor] [New York, NY 10019-6708]

[800.624.0197]

Individual Flexible Purchase Payment Variable and Index-Linked Deferred Annuity Contract

Purchase Payments we receive for this contract accumulate to provide Annuity Payments or an incidental Death Benefit. This is a variable annuity contract with Contract Value increasing or decreasing depending on the experience of the Variable Account and Index Options. Investment in the contract may result in a loss of Purchase Payments. This contract is nonparticipating, with no dividends payable. Benefits available under this contract are not less than those required by New York statute. This contract contains a provision allowing us to make an Index Option temporarily unavailable on the upcoming Term Start Date if, due to yield on investments or the availability or cost of hedging, we are unable to support the Minimum Cap or Trigger Rate on that Index Option. Additionally, this contract does not allow Index Options with a Term length exceeding six years.

THE INDEX RETURN MAY BE POSITIVE, NEGATIVE OR ZERO AND INVESTMENT IN THIS CONTRACT MAY RESULT IN A LOSS OF PRINCIPAL. IN SOME INSTANCES, THE POTENTIAL INVESTMENT LOSS FOR THIS PRODUCT MAY BE SIGNIFICANTLY GREATER THAN THE POTENTIAL INVESTMENT GAIN.
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